Exhibit 99.2

# Earnings Release and Supplemental Information Package

## Fourth Quarter 2025

amh

AMH

2

AMH
Earnings Press Release
AMH Reports Fourth Quarter and Full Year 2025 Financial and Operating Results
10% Increase in Quarterly Distribution
LAS VEGAS, Feb. 19, 2026—AMH (NYSE: AMH) (the “Company”), a leading large-scale integrated owner, operator and developer of single-family rental homes, today announced its financial and operating results for the quarter and full year ended December 31, 2025.
Highlights
•Rents and other single-family property revenues increased 4.2% year-over-year to $455.0 million for the fourth quarter of 2025.
•Net income attributable to common shareholders totaled $123.8 million, or $0.33 per diluted share, for the fourth quarter of 2025, compared to $123.2 million, or $0.33 per diluted share, for the fourth quarter of 2024.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 4.1% year-over-year to $0.47 per FFO share and unit for the fourth quarter of 2025 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 6.5% year-over-year to $0.44 per FFO share and unit for the fourth quarter of 2025.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 3.5% year-over-year for the fourth quarter of 2025.
•Achieved Same-Home Average Occupied Days Percentage of 95.0% in the fourth quarter of 2025, while generating 2.8% blended rate growth driven by lease spreads of 4.2% and -0.3% on renewals and new leases, respectively.
•Delivered a total of 490 high-quality and energy-efficient newly constructed homes from our AMH Development Program to our wholly-owned portfolio and unconsolidated joint ventures in the fourth quarter of 2025.
•Repurchased and retired 4.7 million of our outstanding Class A common shares at a weighted-average price of $31.77 per share and a total price of $150.0 million in the fourth quarter of 2025. In January 2026, additionally repurchased and retired 3.7 million of our outstanding Class A common shares at a weighted-average price of $31.49 per share and a total price of $115.1 million.
•Raised common share dividend by 10% to $0.33 per share in the first quarter of 2026.
“At a time when housing affordability remains under pressure, AMH is focused on being part of the solution by expanding housing choice and supply,” stated Bryan Smith, AMH’s Chief Executive Officer. “One in three American households rent their home, and we are committed to providing them a high-quality, accessible housing option. Since the inception of our ground up development program, we have contributed over 14,000 newly built homes to the nation’s housing stock.

Our results in 2025 and outlook for 2026 reflect continued focus on expanding the nation’s housing supply, elevating the resident experience, and creating value for all our stakeholders.”
Fourth Quarter 2025 Financial Results
Net income attributable to common shareholders totaled $123.8 million, or $0.33 per diluted share, for the fourth quarter of 2025, compared to $123.2 million, or $0.33 per diluted share, for the fourth quarter of 2024. The increase was primarily due to increases in rents and other single-family property revenues exceeding increases in total expenses, largely offset by lower net gains on property sales.
Rents and other single-family property revenues increased 4.2% to $455.0 million for the fourth quarter of 2025, compared to $436.6 million for the fourth quarter of 2024. Revenue growth was primarily driven by higher rental rates.
Core NOI from our total portfolio increased 5.0% to $268.3 million for the fourth quarter of 2025, compared to $255.6 million for the fourth quarter of 2024. This growth was driven by a 4.0% increase in core revenues resulting primarily from higher rental rates, partially offset by a 2.1% increase in core property operating expenses.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

AMH
Earnings Press Release (continued)
For the Company’s Same-Home portfolio, core revenues increased 3.0% to $351.6 million for the fourth quarter of 2025, compared to $341.4 million for the fourth quarter of 2024, which was driven by a 3.0% increase in Average Monthly Realized Rent per property as well as higher fees and lower uncollectible rents, partially offset by a 30 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 2.0% to $116.5 million for the fourth quarter of 2025, compared to $114.2 million for the fourth quarter of 2024, primarily driven by lower than expected annual increases in property tax expense as well as effective cost controls further benefitted by the Company’s lease expiration management initiative, which was designed to shift lease expiration volume to the first half of the year to better align with the peak leasing season. As a result, Core NOI from Same-Home properties increased 3.5% to $235.1 million for the fourth quarter of 2025, compared to $227.2 million for the fourth quarter of 2024.
Core FFO attributable to common share and unit holders was $199.3 million, or $0.47 per FFO share and unit, for the fourth quarter of 2025, compared to $191.7 million, or $0.45 per FFO share and unit, for the fourth quarter of 2024. Adjusted FFO attributable to common share and unit holders was $183.9 million, or $0.44 per FFO share and unit, for the fourth quarter of 2025, compared to $172.9 million, or $0.41 per FFO share and unit, for the fourth quarter of 2024. These improvements were primarily attributable to growth in Core NOI from our total portfolio.
Full Year 2025 Financial Results
Net income attributable to common shareholders totaled $439.0 million, or $1.18 per diluted share, for the year ended December 31, 2025, compared to $398.5 million, or $1.08 per diluted share, for the year ended December 31, 2024. The increase was primarily due to increases in rents and other single-family property revenues exceeding increases in total expenses.
Rents and other single-family property revenues increased 7.0% to $1.85 billion for the year ended December 31, 2025, compared to $1.73 billion for the year ended December 31, 2024. Revenue growth was primarily driven by an increase in our average occupied portfolio which grew to 57,573 homes for the year ended December 31, 2025, compared to 56,402 homes for the year ended December 31, 2024, as well as higher rental rates.
Core NOI from our total portfolio increased 7.9% to $1.06 billion for the year ended December 31, 2025, compared to $978.3 million for the year ended December 31, 2024. This growth was driven by a 6.8% increase in core revenues resulting primarily from an increase in our average occupied portfolio and higher rental rates, partially offset by a 4.6% increase in core property operating expenses.
For the Company’s Same-Home portfolio, core revenues increased 4.0% to $1.41 billion for the year ended December 31, 2025, compared to $1.35 billion for the year ended December 31, 2024, which was driven by a 3.7% increase in Average Monthly Realized Rent per property as well as higher fees and lower uncollectible rents. Core property operating expenses from Same-Home properties increased 2.8% to $475.8 million for the year ended December 31, 2025, compared to $462.9 million for the year ended December 31, 2024, which reflects lower than expected annual increases in property tax expense as well as effective cost controls. As a result, Core NOI from Same-Home properties increased 4.7% to $932.2 million for the year ended December 31, 2025, compared to $890.6 million for the year ended December 31, 2024.
Core FFO attributable to common share and unit holders was $788.7 million, or $1.87 per FFO share and unit, for the year ended December 31, 2025, compared to $743.6 million, or $1.77 per FFO share and unit, for the year ended December 31, 2024. Adjusted FFO attributable to common share and unit holders was $712.5 million, or $1.69 per FFO share and unit, for the year ended December 31, 2025, compared to $663.3 million, or $1.58 per FFO share and unit, for the year ended December 31, 2024. These improvements were primarily attributable to growth in Core NOI from our total portfolio.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

AMH
Earnings Press Release (continued)
Investments
As of December 31, 2025, the Company’s total single-family properties, excluding properties held for sale, consisted of 60,337 homes, compared to 60,664 homes as of September 30, 2025, a decrease of 327 homes during the fourth quarter of 2025, which included 759 homes identified for sale, partially offset by 415 newly constructed homes delivered to our operating portfolio through our AMH Development Program and 17 homes acquired through our National Builder Program and traditional acquisition channel. During the fourth quarter of 2025, we also developed an additional 75 newly constructed homes which were delivered to our unconsolidated joint ventures, aggregating to 490 total home deliveries through our AMH Development Program. As of December 31, 2025, the Company had 1,142 properties held for sale and 3,785 properties held in unconsolidated joint ventures.
Capital Activities, Balance Sheet and Liquidity
During the fourth quarter of 2025, the Company repurchased and retired 4.7 million of its outstanding Class A common shares at a weighted-average price of $31.77 per share and a total price of $150.0 million. In January 2026, the Company fully utilized the remaining authorization for the repurchase of Class A common shares under its 2018 share repurchase program and repurchased 3.7 million of its outstanding Class A common shares at a weighted-average price of $31.49 per share and a total price of $115.1 million. In February 2026, the Company’s board of trustees authorized a new share repurchase program to repurchase up to $500.0 million of outstanding Class A common shares and up to $250.0 million of outstanding preferred shares from time to time in the open market or in privately negotiated transactions. All repurchased shares are constructively retired and returned to an authorized and unissued status.
As of December 31, 2025, the Company had cash and cash equivalents of $108.5 million and total outstanding debt of $5.2 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.5% and a weighted-average term to maturity of 8.1 years, which includes $360.0 million of outstanding borrowings on its $1.25 billion revolving credit facility. During the fourth quarter of 2025, the Company generated $57.7 million of Retained Cash Flow and sold 646 properties, generating $192.9 million of net proceeds.
Sustainability Update
In the first quarter of 2026, the Company published its Green Bond Allocation Report describing the allocation of its January 2024 green bond proceeds and related environmental impact metrics. As of December 31, 2025, 100% of the $595.5 million net proceeds from our green bond issuance have been allocated to projects which meet the eligibility criteria described in the prospectus supplement related to the offering. The full report can be downloaded on the Company’s website at www.amh.com, under “Investor relations.”

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

AMH
Earnings Press Release (continued)
2026 Guidance
Set forth below are the Company’s current expectations with respect to full year 2026 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2026 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated real estate joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2026 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary

Full Year 2026
Core FFO attributable to common share and unit holders		$1.89 - $1.95
Core FFO attributable to common share and unit holders growth		1.1% - 4.3%

Same-Home
Core revenues growth		1.25% - 3.25%
Core property operating expenses growth		1.75% - 3.75%
Core NOI growth		1.00% - 3.00%

Full Year 2026
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,300 - 1,500	$500 - $600 million
JV development deliveries (1)	400 - 600	$150 - $250 million
Total gross capital investment (1)	1,700 - 2,100	$650 - $850 million
(1)JV deliveries and capital investment reflected at 100%.
Full Year 2026 Guidance Commentary
Operating Outlook:
•Same-Home core revenues growth reflects (1) Average Occupied Days Percentage in the high 95% area (approximately 25 basis points lower than 2025), (2) Average Monthly Realized Rent growth in the 2.5% area, and (3) fees and bad debt expense similar to 2025 levels as a percentage of revenue for the full year.
•Same-Home core property operating expenses growth reflects (1) expectation for 2026 property tax growth between 2.0% and 4.0% and (2) 1.5% to 3.5% growth in all other core property operating expenses, excluding property taxes.
Capital Plan:
•Outlook contemplates strategic continuity and growth from the Company’s internal AMH Development Program with prudently sized capital investment given the current capital markets environment. The Company expects to fund its 2026 wholly-owned development deliveries primarily using $400 - $600 million of recycled capital from dispositions.
•2026 outlook contemplates $115 million of share repurchases already executed in January 2026.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

AMH
Earnings Press Release (continued)
Reconciliation of Core FFO attributable to common share and unit holders from 2025 to 2026 Guidance Midpoint

Per FFO Share and Unit
2025 Core FFO attributable to common share and unit holders	$1.87

Same-Home Core NOI	0.05
Non-Same-Home Core NOI (1)	0.07
Disposition program	(0.05)
Financing costs (2)	(0.04)
Share repurchases (3)	0.03
General and administrative expense and amortization of IT software assets (4)	(0.01)
2026 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.92
2026 Core FFO attributable to common share and unit holders growth - Guidance Midpoint	2.7%
(1)Core FFO growth from Non-Same-Home Core NOI includes (i) contribution from existing properties not included in the Company’s 2026 Same-Home portfolio, including 2025 wholly-owned property additions, and (ii) contribution from 2026 wholly-owned property additions.
(2)Financing costs are primarily related to funding the Company’s investment programs, including common share repurchases, and impact from 2025 securitization refinancings.
(3)Reflects impact of common share repurchases in the fourth quarter of 2025 and January 2026.
(4)General and administrative expense and amortization of IT software assets reflects (i) inflationary increases and (ii) investments from prior years into IT systems supporting our industry-leading property management platform.
Additional Information
A copy of the Company’s Fourth Quarter 2025 Earnings Release and Supplemental Information Package and this press release are available on our website at www.amh.com, under “Investor relations.” This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, February 20, 2026 at 12:00 p.m. Eastern Time to discuss the Company’s financial results for the quarter and full year ended December 31, 2025 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.amh.com, under “Investor relations.” A replay of the conference call may be accessed through Friday, March 6, 2026 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13757455#, or by using the link at www.amh.com, under “Investor relations.”
About AMH
AMH (NYSE: AMH) is a leading large-scale integrated owner, operator and developer of single-family rental homes. We’re an internally managed Maryland real estate investment trust (REIT) focused on developing, renovating, leasing and managing homes as rental properties.
In recent years, we’ve been named a 2025 Great Place to Work®, a 2025 Top U.S. Homebuilder by Builder100, and one of the 2025 Most Trustworthy Companies in America by Newsweek and Statista Inc. As of December 31, 2025, we owned over 61,000 single-family properties in the Southeast, Midwest, Southwest and Mountain West regions of the United States. Additional information about AMH is available on our website at www.amh.com.
AMH refers to one or more of American Homes 4 Rent, American Homes 4 Rent, L.P. and their subsidiaries and joint ventures. In certain states, we operate under AMH Living or American Homes 4 Rent. Please see www.amh.com/dba to learn more.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

AMH
Earnings Press Release (continued)
Cautionary Note Regarding Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release and the Supplemental Information Package include, among others, our 2026 Guidance, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the three months and the years ended December 31, 2025 and 2024:

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2025	2024	2025	2024
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$454,991	$436,593	$1,850,234	$1,728,697
Tenant charge-backs	(52,063)	(49,108)	(241,224)	(221,431)
Core revenues	402,928	387,485	1,609,010	1,507,266
Less: Non-Same-Home core revenues	(51,319)	(46,117)	(201,045)	(153,730)
Same-Home core revenues	$351,609	$341,368	$1,407,965	$1,353,536

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$154,731	$148,455	$663,954	$625,883
Property management expenses	32,831	33,564	134,808	129,321
Noncash share-based compensation - property management	(843)	(987)	(4,090)	(4,814)
Expenses reimbursed by tenant charge-backs	(52,063)	(49,108)	(241,224)	(221,431)
Core property operating expenses	134,656	131,924	553,448	528,959
Less: Non-Same-Home core property operating expenses	(18,168)	(17,753)	(77,679)	(66,016)
Same-Home core property operating expenses	$116,488	$114,171	$475,769	$462,943

Core NOI and Same-Home Core NOI
Net income	$144,254	$143,873	$513,392	$468,142
Hurricane-related charges, net	—	4,980	—	8,884
Loss on early extinguishment of debt	—	—	396	6,323
Gain on sale and impairment of single-family properties and other, net	(69,916)	(80,266)	(231,460)	(225,756)
Depreciation and amortization	125,818	123,990	504,341	477,010
Acquisition and other transaction costs	2,882	3,326	12,259	12,192
Noncash share-based compensation - property management	843	987	4,090	4,814
Interest expense	45,270	44,485	185,198	165,351
General and administrative expense	22,824	20,765	83,006	83,590
Other income and expense, net	(3,703)	(6,579)	(15,660)	(22,243)
Core NOI	268,272	255,561	1,055,562	978,307
Less: Non-Same-Home Core NOI	(33,151)	(28,364)	(123,366)	(87,714)
Same-Home Core NOI	$235,121	$227,197	$932,196	$890,593

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income (continued)
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the trailing five quarters:

	For the Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$454,991	$478,464	$457,503	$459,276	$436,593
Tenant charge-backs	(52,063)	(72,843)	(52,457)	(63,861)	(49,108)
Core revenues	402,928	405,621	405,046	395,415	387,485
Less: Non-Same-Home core revenues	(51,319)	(50,237)	(51,134)	(48,355)	(46,117)
Same-Home core revenues	$351,609	$355,384	$353,912	$347,060	$341,368

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$154,731	$181,604	$160,089	$167,530	$148,455
Property management expenses	32,831	33,384	34,412	34,181	33,564
Noncash share-based compensation - property management	(843)	(864)	(1,137)	(1,246)	(987)
Expenses reimbursed by tenant charge-backs	(52,063)	(72,843)	(52,457)	(63,861)	(49,108)
Core property operating expenses	134,656	141,281	140,907	136,604	131,924
Less: Non-Same-Home core property operating expenses	(18,168)	(20,550)	(19,867)	(19,094)	(17,753)
Same-Home core property operating expenses	$116,488	$120,731	$121,040	$117,510	$114,171

Core NOI and Same-Home Core NOI
Net income	$144,254	$116,801	$123,624	$128,713	$143,873
Hurricane-related charges, net	—	—	—	—	4,980
Loss on early extinguishment of debt	—	180	—	216	—
Gain on sale and impairment of single-family properties and other, net	(69,916)	(47,620)	(51,908)	(62,016)	(80,266)
Depreciation and amortization	125,818	126,656	126,939	124,928	123,990
Acquisition and other transaction costs	2,882	3,661	2,655	3,061	3,326
Noncash share-based compensation - property management	843	864	1,137	1,246	987
Interest expense	45,270	48,199	46,303	45,426	44,485
General and administrative expense	22,824	20,503	20,008	19,671	20,765
Other income and expense, net	(3,703)	(4,904)	(4,619)	(2,434)	(6,579)
Core NOI	268,272	264,340	264,139	258,811	255,561
Less: Non-Same-Home Core NOI	(33,151)	(29,687)	(31,267)	(29,261)	(28,364)
Same-Home Core NOI	$235,121	$234,653	$232,872	$229,550	$227,197

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

AMH
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2025	2024	2025	2024
Operating Data
Net income attributable to common shareholders	$123,808	$123,230	$439,030	$398,482
Core revenues	$402,928	$387,485	$1,609,010	$1,507,266
Core NOI	$268,272	$255,561	$1,055,562	$978,307
Core NOI margin	66.6%	66.0%	65.6%	64.9%
Fully Adjusted EBITDAre	$238,397	$226,006	$933,927	$862,052
Fully Adjusted EBITDAre Margin	58.5%	57.8%	57.5%	56.7%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.46	$0.43	$1.79	$1.65
Core FFO attributable to common share and unit holders	$0.47	$0.45	$1.87	$1.77
Adjusted FFO attributable to common share and unit holders	$0.44	$0.41	$1.69	$1.58

	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$11,011,633	$11,035,893	$10,947,696	$10,932,960	$10,880,599
Total assets	$13,242,120	$13,253,466	$13,592,318	$13,289,223	$13,381,151
Outstanding borrowings under revolving credit facility	$360,000	$110,000	$—	$410,000	$—
Total Debt	$5,160,000	$4,910,000	$5,227,529	$4,989,015	$5,075,391
Total Capitalization	$18,779,992	$19,164,198	$20,669,137	$21,157,336	$21,059,213
Total Debt to Total Capitalization	27.5%	25.6%	25.3%	23.6%	24.1%
Net Debt and Preferred Shares to Adjusted EBITDAre	5.2 x	5.1 x	5.2 x	5.3 x	5.4 x
NYSE AMH Class A common share closing price	$32.10	$33.25	$36.07	$37.81	$37.42

Portfolio Data - end of period
Occupied single-family properties	56,756	57,061	58,317	58,246	57,486
Single-family properties leased, not yet occupied	543	478	406	567	378
Single-family properties in turnover process	2,837	2,867	1,753	1,619	2,098
Single-family properties recently renovated or developed	195	245	118	257	565
Single-family properties newly acquired and under renovation	6	13	2	11	4
Total single-family properties, excluding properties held for sale	60,337	60,664	60,596	60,700	60,531
Single-family properties held for sale	1,142	1,028	904	661	805
Total single-family properties wholly owned	61,479	61,692	61,500	61,361	61,336
Single-family properties managed under joint ventures	3,785	3,721	3,616	3,487	3,376
Total single-family properties wholly owned and managed	65,264	65,413	65,116	64,848	64,712
Total Average Occupied Days Percentage (1)	94.4%	95.2%	95.7%	94.8%	94.2%
Same-Home Average Occupied Days Percentage (52,757 properties)	95.0%	96.4%	96.6%	96.0%	95.3%

Other Data
Distributions declared per common share	$0.30	$0.30	$0.30	$0.30	$0.26
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Calculated based on total single-family properties wholly owned, excluding properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

AMH
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)
Rents and other single-family property revenues	$454,991	$436,593	$1,850,234	$1,728,697

Expenses:
Property operating expenses	154,731	148,455	663,954	625,883
Property management expenses	32,831	33,564	134,808	129,321
General and administrative expense	22,824	20,765	83,006	83,590
Interest expense	45,270	44,485	185,198	165,351
Acquisition and other transaction costs	2,882	3,326	12,259	12,192
Depreciation and amortization	125,818	123,990	504,341	477,010
Hurricane-related charges, net	—	4,980	—	8,884
Total expenses	384,356	379,565	1,583,566	1,502,231

Gain on sale and impairment of single-family properties and other, net	69,916	80,266	231,460	225,756
Loss on early extinguishment of debt	—	—	(396)	(6,323)
Other income and expense, net	3,703	6,579	15,660	22,243

Net income	144,254	143,873	513,392	468,142

Noncontrolling interest	16,960	17,157	60,418	55,716
Dividends on preferred shares	3,486	3,486	13,944	13,944

Net income attributable to common shareholders	$123,808	$123,230	$439,030	$398,482

Weighted-average common shares outstanding:
Basic	369,871,273	369,378,385	370,556,400	367,454,012
Diluted	370,182,859	369,907,657	370,906,582	367,989,537

Net income attributable to common shareholders per share:
Basic	$0.33	$0.33	$1.18	$1.08
Diluted	$0.33	$0.33	$1.18	$1.08

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

AMH
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2025	2024	2025	2024
Net income attributable to common shareholders	$123,808	$123,230	$439,030	$398,482
Adjustments:
Noncontrolling interests in the Operating Partnership	16,960	17,157	60,418	55,716
Gain on sale and impairment of single-family properties and other, net	(69,916)	(80,266)	(231,460)	(225,756)
Adjustments for unconsolidated real estate joint ventures	1,717	813	6,940	4,722
Depreciation and amortization	125,818	123,990	504,341	477,010
Less: depreciation and amortization of non-real estate assets	(5,761)	(5,093)	(22,333)	(19,447)
FFO attributable to common share and unit holders	$192,626	$179,831	$756,936	$690,727
Adjustments:
Acquisition, other transaction costs and other	2,487	3,326	11,180	12,192
Noncash share-based compensation - general and administrative	3,307	2,618	16,078	20,617
Noncash share-based compensation - property management	843	987	4,090	4,814
Hurricane-related charges, net	—	4,980	—	8,884
Loss on early extinguishment of debt	—	—	396	6,323
Core FFO attributable to common share and unit holders	$199,263	$191,742	$788,680	$743,557
Recurring Capital Expenditures	(14,862)	(17,666)	(72,605)	(76,281)
Leasing costs	(521)	(1,134)	(3,623)	(3,966)
Adjusted FFO attributable to common share and unit holders	$183,880	$172,942	$712,452	$663,310

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.46	$0.43	$1.79	$1.65
Core FFO attributable to common share and unit holders	$0.47	$0.45	$1.87	$1.77
Adjusted FFO attributable to common share and unit holders	$0.44	$0.41	$1.69	$1.58

Weighted-average FFO shares and units:
Common shares outstanding	369,871,273	369,378,385	370,556,400	367,454,012
Share-based compensation plan and forward sale equity contracts (1)	669,003	1,012,895	688,874	948,910
Operating partnership units	50,650,893	51,376,980	50,994,514	51,376,980
Total weighted-average FFO shares and units	421,191,169	421,768,260	422,239,788	419,779,902
(1)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options and the dilutive effect of forward sale equity contracts under the treasury stock method, if applicable.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

AMH
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2025	2024	2025	2024
Rents from single-family properties	$397,680	$383,848	$1,587,043	$1,491,810
Fees from single-family properties	9,514	8,925	37,902	33,154
Bad debt	(4,266)	(5,288)	(15,935)	(17,698)
Core revenues	402,928	387,485	1,609,010	1,507,266

Property tax expense	64,941	60,850	265,037	252,406
HOA fees, net (1)	7,185	6,946	28,656	26,911
R&M and turnover costs, net (1)	28,108	28,648	119,299	113,206
Insurance	4,793	4,958	19,132	19,821
Property management expenses, net (2)	29,629	30,522	121,324	116,615
Core property operating expenses	134,656	131,924	553,448	528,959

Core NOI	$268,272	$255,561	$1,055,562	$978,307
Core NOI margin	66.6%	66.0%	65.6%	64.9%

	For the Three Months Ended Dec 31, 2025
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale and Other Properties (4)	Total Single-Family Properties Wholly Owned
Property count	52,757	4,304	3,270	1,148	61,479
Average Occupied Days Percentage	95.0%	95.5%	83.0%	38.4%	93.4%

Rents from single-family properties	$346,850	$31,256	$16,725	$2,849	$397,680
Fees from single-family properties	8,129	830	438	117	9,514
Bad debt	(3,370)	(254)	(259)	(383)	(4,266)
Core revenues	351,609	31,832	16,904	2,583	402,928

Property tax expense	56,710	4,380	2,893	958	64,941
HOA fees, net (1)	6,336	323	412	114	7,185
R&M and turnover costs, net (1)	24,471	1,342	1,534	761	28,108
Insurance	4,093	427	203	70	4,793
Property management expenses, net (2)	24,878	2,216	2,208	327	29,629
Core property operating expenses	116,488	8,688	7,250	2,230	134,656

Core NOI	$235,121	$23,144	$9,654	$353	$268,272
Core NOI margin	66.9%	72.7%	57.1%	13.7%	66.6%

(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 1,353 recently renovated or developed properties that do not meet the definition of Stabilized Property at the start of the quarter and 1,917 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions) or properties currently out of service due to a casualty loss.
(4)Includes 1,142 properties held for sale and 6 properties newly acquired and under renovation that are not yet placed into service. Average Occupied Days Percentage is calculated based only on properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

AMH
Same-Home Results – Quarterly and Full Year Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Dec 31,			For the Years Ended Dec 31,
	2025	2024	Change	2025	2024	Change
Number of Same-Home properties	52,757	52,757		52,757	52,757
Average Occupied Days Percentage	95.0%	95.3%	(0.3)%	96.0%	96.0%	—%
Average Monthly Realized Rent per Property	$2,306	$2,238	3.0%	$2,282	$2,200	3.7%
Turnover Rate	5.5%	6.0%	(0.5)%	26.3%	27.8%	(1.5)%

Core NOI:
Rents from single-family properties	$346,850	$337,608	2.7%	$1,387,203	$1,337,921	3.7%
Fees from single-family properties	8,129	7,809	4.1%	32,364	29,188	10.9%
Bad debt	(3,370)	(4,049)	(16.8)%	(11,602)	(13,573)	(14.5)%
Core revenues	351,609	341,368	3.0%	1,407,965	1,353,536	4.0%

Property tax expense	56,710	53,890	5.2%	230,784	225,109	2.5%
HOA fees, net (1)	6,336	6,206	2.1%	25,342	24,194	4.7%
R&M and turnover costs, net (1)	24,471	24,117	1.5%	101,804	97,082	4.9%
Insurance	4,093	4,337	(5.6)%	16,379	17,160	(4.6)%
Property management expenses, net (2)	24,878	25,621	(2.9)%	101,460	99,398	2.1%
Core property operating expenses	116,488	114,171	2.0%	475,769	462,943	2.8%

Core NOI	$235,121	$227,197	3.5%	$932,196	$890,593	4.7%
Core NOI margin	66.9%	66.6%		66.2%	65.8%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$13,299	$14,994	(11.3)%	$64,018	$65,528	(2.3)%

Per property:
Average Recurring Capital Expenditures	$252	$284	(11.3)%	$1,213	$1,242	(2.3)%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$716	$741	(3.4)%	$3,143	$3,082	2.0%

Property Enhancing Capex	$7,219	$7,067		$31,846	$32,231
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

AMH
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Average Occupied Days Percentage	95.0%	96.4%	96.6%	96.0%	95.3%
Average Monthly Realized Rent per Property	$2,306	$2,297	$2,276	$2,250	$2,238

Average Change in Rent for Renewals	4.2%	4.0%	4.4%	4.5%	5.0%
Average Change in Rent for Re-Leases	(0.3)%	2.5%	4.1%	1.4%	0.3%
Average Blended Change in Rent	2.8%	3.6%	4.3%	3.6%	3.4%

Core NOI:
Rents from single-family properties	$346,850	$350,303	$347,877	$342,173	$337,608
Fees from single-family properties	8,129	8,061	8,103	8,071	7,809
Bad debt	(3,370)	(2,980)	(2,068)	(3,184)	(4,049)
Core revenues	351,609	355,384	353,912	347,060	341,368

Property tax expense	56,710	58,237	57,546	58,291	53,890
HOA fees, net (1)	6,336	6,562	6,414	6,030	6,206
R&M and turnover costs, net (1)	24,471	26,889	27,186	23,258	24,117
Insurance	4,093	4,084	4,046	4,156	4,337
Property management expenses, net (2)	24,878	24,959	25,848	25,775	25,621
Core property operating expenses	116,488	120,731	121,040	117,510	114,171

Core NOI	$235,121	$234,653	$232,872	$229,550	$227,197
Core NOI margin	66.9%	66.0%	65.8%	66.1%	66.6%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$13,299	$17,946	$18,033	$14,740	$14,994

Per property:
Average Recurring Capital Expenditures	$252	$340	$342	$279	$284
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$716	$850	$857	$720	$741

Property Enhancing Capex	$7,219	$8,030	$7,947	$8,650	$7,067
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

AMH
Same-Home Results – Operating Metrics by Market

Market	Number of Properties	Avg. Gross Book Value per Property	% of 4Q25 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	5,157	$229,307	9.6%	3.4%	(1.6)%	2.0%
Charlotte, NC	3,813	223,998	7.6%	3.7%	1.3%	3.1%
Dallas-Fort Worth, TX	3,472	176,807	6.0%	3.5%	(3.4)%	1.4%
Nashville, TN	3,076	252,204	7.0%	3.8%	0.2%	2.5%
Jacksonville, FL	2,890	220,061	4.6%	3.3%	(3.1)%	1.3%
Phoenix, AZ	2,842	220,945	5.6%	3.8%	(5.0)%	1.4%
Indianapolis, IN	2,728	176,783	4.1%	5.0%	2.2%	4.1%
Tampa, FL	2,553	234,352	4.4%	3.5%	(3.1)%	1.2%
Houston, TX	2,078	180,843	3.1%	3.0%	(1.7)%	2.1%
Columbus, OH	2,047	199,605	4.0%	6.3%	5.4%	6.1%
Raleigh, NC	2,035	203,313	3.5%	3.5%	(0.1)%	2.4%
Cincinnati, OH	2,052	200,405	4.1%	6.2%	5.9%	6.1%
Las Vegas, NV	1,964	287,206	4.2%	3.6%	(4.8)%	1.0%
Salt Lake City, UT	1,862	305,276	4.5%	5.3%	0.5%	3.6%
Orlando, FL	1,710	223,989	3.1%	3.8%	(1.5)%	2.3%
Greater Chicago area, IL and IN	1,471	195,885	2.7%	8.7%	7.7%	8.4%
Charleston, SC	1,377	232,206	2.8%	4.0%	0.6%	2.7%
San Antonio, TX	1,015	202,221	1.5%	1.7%	(5.1)%	0.1%
Savannah/Hilton Head, SC	947	212,531	1.9%	3.9%	1.4%	3.0%
Seattle, WA	927	330,807	2.3%	5.3%	3.4%	4.8%
All Other (2)	6,741	234,531	13.4%	4.3%	—%	3.0%
Total/Average	52,757	$223,623	100.0%	4.2%	(0.3)%	2.8%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
Market	4Q25 QTD	4Q24 QTD	Change	4Q25 QTD	4Q24 QTD	Change
Atlanta, GA	94.8%	95.0%	(0.2)%	$2,331	$2,272	2.6%
Charlotte, NC	95.5%	95.8%	(0.3)%	2,263	2,193	3.2%
Dallas-Fort Worth, TX	95.4%	95.5%	(0.1)%	2,347	2,297	2.2%
Nashville, TN	94.6%	95.6%	(1.0)%	2,420	2,365	2.3%
Jacksonville, FL	94.6%	94.7%	(0.1)%	2,217	2,175	1.9%
Phoenix, AZ	95.0%	95.5%	(0.5)%	2,184	2,143	1.9%
Indianapolis, IN	95.5%	96.2%	(0.7)%	1,987	1,889	5.2%
Tampa, FL	93.5%	94.4%	(0.9)%	2,470	2,408	2.6%
Houston, TX	96.3%	95.5%	0.8%	2,134	2,073	2.9%
Columbus, OH	95.4%	96.0%	(0.6)%	2,323	2,200	5.6%
Raleigh, NC	94.8%	96.3%	(1.5)%	2,108	2,058	2.4%
Cincinnati, OH	95.6%	95.5%	0.1%	2,274	2,155	5.5%
Las Vegas, NV	94.9%	94.9%	—%	2,354	2,293	2.7%
Salt Lake City, UT	94.6%	95.5%	(0.9)%	2,562	2,457	4.3%
Orlando, FL	94.7%	94.4%	0.3%	2,434	2,386	2.0%
Greater Chicago area, IL and IN	95.4%	96.6%	(1.2)%	2,649	2,484	6.6%
Charleston, SC	94.5%	94.6%	(0.1)%	2,361	2,296	2.8%
San Antonio, TX	94.9%	94.6%	0.3%	1,944	1,946	(0.1)%
Savannah/Hilton Head, SC	94.4%	94.7%	(0.3)%	2,347	2,261	3.8%
Seattle, WA	95.1%	95.1%	—%	2,944	2,813	4.7%
All Other (2)	94.9%	95.1%	(0.2)%	2,283	2,216	3.0%
Total/Average	95.0%	95.3%	(0.3)%	$2,306	$2,238	3.0%
(1)Reflected for the three months ended December 31, 2025.
(2)Represents 14 markets in 12 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

AMH
Consolidated Balance Sheets
(Amounts in thousands)

	Dec 31, 2025	Dec 31, 2024
	(Unaudited)
Assets
Single-family properties:
Land	$2,406,467	$2,370,006
Buildings and improvements	11,971,961	11,559,461
Single-family properties in operation	14,378,428	13,929,467
Less: accumulated depreciation	(3,366,795)	(3,048,868)
Single-family properties in operation, net	11,011,633	10,880,599
Single-family properties under development and development land	1,233,586	1,272,284
Single-family properties and land held for sale, net	225,861	212,808
Total real estate assets, net	12,471,080	12,365,691
Cash and cash equivalents	108,516	199,413
Restricted cash	122,174	150,803
Rent and other receivables	43,119	48,452
Escrow deposits, prepaid expenses and other assets	228,017	337,379
Investments in unconsolidated joint ventures	148,935	159,134
Goodwill	120,279	120,279
Total assets	$13,242,120	$13,381,151

Liabilities
Revolving credit facility	$360,000	$—
Asset-backed securitizations, net	—	924,344
Unsecured senior notes, net	4,735,735	4,086,418
Accounts payable and accrued expenses	436,879	521,759
Total liabilities	5,532,614	5,532,521

Commitments and contingencies

Equity
Shareholders' equity:
Class A common shares	3,660	3,690
Class B common shares	6	6
Preferred shares	92	92
Additional paid-in capital	7,411,003	7,529,008
Accumulated deficit	(387,643)	(380,632)
Accumulated other comprehensive income	6,630	7,852
Total shareholders' equity	7,033,748	7,160,016
Noncontrolling interest	675,758	688,614
Total equity	7,709,506	7,848,630

Total liabilities and equity	$13,242,120	$13,381,151

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

AMH
Debt Summary as of December 31, 2025
(Amounts in thousands)
(Unaudited)

	Unsecured Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (2)	$360,000	7.0%	4.82%	3.5
Total floating rate debt	360,000	7.0%	4.82%	3.5

Fixed rate debt:
2028 unsecured senior notes	500,000	9.7%	4.08%	2.1
2029 unsecured senior notes	400,000	7.8%	4.90%	3.1
2030 unsecured senior notes	650,000	12.6%	4.95%	4.5
2031 unsecured senior notes	450,000	8.7%	2.46%	5.5
2032 unsecured senior notes	600,000	11.6%	3.63%	6.3
2034 unsecured senior notes I	600,000	11.6%	5.50%	8.1
2034 unsecured senior notes II	500,000	9.7%	5.50%	8.5
2035 unsecured senior notes	500,000	9.7%	5.08%	9.2
2051 unsecured senior notes	300,000	5.8%	3.38%	25.6
2052 unsecured senior notes	300,000	5.8%	4.30%	26.3
Total fixed rate debt	4,800,000	93.0%	4.46%	8.5

Total Debt	$5,160,000	100.0%	4.48%	8.1

Unamortized discounts and loan costs	(64,265)
Total debt per balance sheet	$5,095,735

Maturity Schedule by Year (2)	Total Debt	% of Total
2026	$—	—%
2027	—	—%
2028	500,000	9.7%
2029	760,000	14.7%
2030	650,000	12.6%
Thereafter	3,250,000	63.0%
Total	$5,160,000	100.0%
(1)Interest rates are as of December 31, 2025 and reflect the effect of any hedging instruments, as applicable.
(2)The revolving credit facility is reflected on a fully extended basis and bears interest at the Secured Overnight Financing Rate plus a 0.10% spread adjustment and a margin of 0.85% as of December 31, 2025.
Interest Expense Reconciliation

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2025	2024	2025	2024
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$45,270	$44,485	$185,198	$165,351
Less: amortization of discounts, loan costs and cash flow hedges	(2,421)	(2,523)	(10,039)	(11,489)
Add: capitalized interest	13,421	12,896	55,208	53,143
Cash interest	$56,270	$54,858	$230,367	$207,005

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

AMH
Capital Structure and Credit Metrics as of December 31, 2025
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization

Total Debt		$5,160,000	27.5%

Total preferred shares		230,000	1.2%

Common equity at market value:
Common shares outstanding	366,656,740
Operating partnership units	50,476,980
Total shares and units	417,133,720
NYSE AMH Class A common share closing price at December 31, 2025	$32.10
Market value of common shares and operating partnership units		13,389,992	71.3%

Total Capitalization		$18,779,992	100.0%

Preferred Shares

	Earliest Redemption Date	Outstanding Shares	Per Share	Total	Annual Dividend Per Share	Annual Dividend Amount
Series
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	$115,000	$1.469	$6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		9,200,000		$230,000		$13,944

Credit Ratios		Credit Ratings

Net Debt and Preferred Shares to Adjusted EBITDAre	5.2 x	Rating Agency	Rating	Outlook
Fixed Charge Coverage	4.1 x	Moody's Investor Service	Baa2	Stable
Unencumbered Core NOI percentage (1)	100%	S&P Global Ratings	BBB	Stable (2)
(1)The Company’s portfolio is fully unencumbered.
(2)In January 2026, the Company was placed on stable outlook by S&P Global Ratings.

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	31.5%
Ratio of Secured Debt to Total Assets	<	40.0%	—%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	317.7%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.33 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	28.0%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	0.7%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	29.5%
Ratio of EBITDA to Fixed Charges	>	1.50 x	3.89 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	5.06 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

AMH
Top 20 Markets Summary as of December 31, 2025
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Avg. Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	5,944	9.9%	$242,982	2,201	17.4
Charlotte, NC	4,237	7.0%	235,026	2,120	18.8
Dallas-Fort Worth, TX	3,663	6.1%	179,413	2,080	21.4
Nashville, TN	3,392	5.6%	263,393	2,125	17.0
Jacksonville, FL	3,382	5.6%	238,489	1,933	14.4
Phoenix, AZ	3,282	5.4%	229,918	1,865	19.7
Indianapolis, IN	2,993	5.0%	183,011	1,931	22.6
Tampa, FL	3,057	5.1%	256,851	1,961	14.6
Las Vegas, NV	2,733	4.5%	322,690	1,974	10.6
Houston, TX	2,250	3.7%	182,903	2,061	19.9
Raleigh, NC	2,147	3.6%	206,345	1,900	19.2
Columbus, OH	2,251	3.7%	214,733	1,907	21.2
Orlando, FL	2,227	3.7%	257,690	1,950	16.1
Cincinnati, OH	2,092	3.5%	202,032	1,843	22.9
Salt Lake City, UT	1,931	3.2%	308,906	2,243	18.8
Charleston, SC	1,665	2.8%	248,812	1,964	13.4
Greater Chicago area, IL and IN	1,500	2.5%	196,177	1,872	24.3
San Antonio, TX	1,105	1.8%	206,196	1,901	16.4
Boise, ID	1,107	1.8%	322,219	1,884	10.9
Savannah/Hilton Head, SC	1,024	1.7%	221,680	1,884	16.7
All Other (3)	8,355	13.8%	258,671	1,947	18.3
Total/Average	60,337	100.0%	$238,302	2,001	18.0
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	94.1%	$2,349	3.3%	(1.8)%	1.7%
Charlotte, NC	95.1%	2,281	3.7%	0.7%	2.8%
Dallas-Fort Worth, TX	95.4%	2,344	3.5%	(3.3)%	1.4%
Nashville, TN	94.5%	2,438	3.8%	(0.3)%	2.3%
Jacksonville, FL	93.8%	2,232	3.2%	(3.5)%	0.9%
Phoenix, AZ	94.5%	2,184	3.9%	(5.1)%	1.5%
Indianapolis, IN	95.5%	1,988	5.2%	1.9%	4.1%
Tampa, FL	92.8%	2,510	3.4%	(3.7)%	0.7%
Las Vegas, NV	94.0%	2,397	3.6%	(4.7)%	1.0%
Houston, TX	96.4%	2,121	3.0%	(2.2)%	1.9%
Raleigh, NC	94.6%	2,114	3.5%	(1.6)%	1.7%
Columbus, OH	94.1%	2,349	6.2%	5.0%	5.9%
Orlando, FL	93.7%	2,459	3.6%	(3.1)%	1.5%
Cincinnati, OH	95.5%	2,275	6.2%	5.9%	6.1%
Salt Lake City, UT	94.6%	2,562	5.3%	0.5%	3.6%
Charleston, SC	93.0%	2,374	4.2%	(0.1)%	2.4%
Greater Chicago area, IL and IN	95.4%	2,649	8.7%	7.5%	8.3%
San Antonio, TX	94.7%	1,943	1.7%	(5.7)%	(0.4)%
Boise, ID	94.7%	2,355	4.8%	(0.2)%	2.6%
Savannah/Hilton Head, SC	93.5%	2,355	3.9%	1.4%	3.0%
All Other (3)	93.9%	2,354	4.4%	(0.5)%	2.8%
Total/Average	94.4%	$2,318	4.1%	(0.8)%	2.5%
(1)Property and leasing information based on total single-family properties wholly owned, excluding properties held for sale.
(2)Reflected for the three months ended December 31, 2025.
(3)Represents 16 markets in 15 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

AMH
Property Additions

	4Q25 Additions			2025 Additions
	Number of Properties		Average Total Investment Cost	Number of Properties		Average Total Investment Cost
Market	AMH Development	National Builder and MLS (1)		AMH Development	National Builder and MLS (2)
Atlanta, GA	54	—	$396,490	191	—	$375,617
Orlando, FL	50	—	440,414	200	—	422,908
Las Vegas, NV	46	—	456,282	239	—	434,723
Phoenix, AZ	40	—	358,051	130	—	369,747
Jacksonville, FL	38	—	374,491	172	3	371,877
Tampa, FL	34	—	395,410	233	—	388,876
Columbus, OH	32	1	389,996	121	2	379,807
Tucson, AZ	28	—	403,883	172	—	394,017
Charleston, SC	24	—	387,620	80	—	387,605
Seattle, WA	20	—	540,142	68	—	546,902
Charlotte, NC	20	—	409,143	82	—	378,813
Boise, ID	16	—	417,677	62	—	429,955
Greenville, SC	—	15	253,276	—	44	274,475
Nashville, TN	7	—	486,834	79	—	460,180
Denver, CO	6	—	501,397	50	—	485,758
Greensboro, NC	—	1	285,989	—	1	285,989
Savannah/Hilton Head, SC	—	—	—	—	24	333,808
Oklahoma City, OK	—	—	—	—	5	243,122
Cincinnati, OH	—	—	—	—	3	337,147
Indianapolis, IN	—	—	—	—	1	290,366
Total/Average	415	17	$407,565	1,879	83	$401,588
(1)Includes 15 National Builder acquisitions and 2 MLS acquisitions for the three months ended December 31, 2025.
(2)Includes 60 National Builder acquisitions and 23 MLS acquisitions for the year ended December 31, 2025.

Property Dispositions

	Dec 31, 2025 Single-Family Properties Held for Sale	4Q25 Dispositions		2025 Dispositions
Market		Number of Properties	Average Net Proceeds per Property	Number of Properties	Average Net Proceeds per Property
Atlanta, GA	127	85	$289,501	213	$298,865
Houston, TX	107	39	218,485	126	234,452
Dallas-Fort Worth, TX	98	80	262,649	190	281,968
Tampa, FL	85	29	304,646	105	323,030
San Antonio, TX	79	19	207,459	64	205,169
Phoenix, AZ	69	57	328,604	139	344,487
Greater Chicago area, IL and IN	66	10	253,180	27	279,607
Charlotte, NC	64	29	345,708	76	355,448
Orlando, FL	48	22	310,190	91	317,891
Raleigh, NC	44	19	274,603	48	305,775
Austin, TX	41	24	254,664	87	268,400
Jacksonville, FL	37	30	264,081	65	285,787
Indianapolis, IN	37	16	260,946	47	260,792
Tucson, AZ	25	20	260,421	40	263,741
Memphis, TN	23	11	279,338	34	267,143
Columbus, OH	22	16	307,238	36	306,456
Nashville, TN	21	12	292,519	62	346,035
Las Vegas, NV	20	22	374,067	49	389,944
Savannah/Hilton Head, SC	18	26	271,107	45	276,531
Charleston, SC	17	6	353,906	16	336,298
All Other (1)	94	74	409,407	267	410,092
Total/Average	1,142	646	$298,546	1,827	$313,412
(1)Represents 22 markets in 16 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

AMH
AMH Development Pipeline Summary as of December 31, 2025 (1)

	2025 Deliveries			Dec 31, 2025 Lots for Future Delivery
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Phoenix, AZ	347	$368,000	$2,180	1,097
Las Vegas, NV	337	417,000	2,500	578
Tampa, FL	233	389,000	2,650	390
Atlanta, GA	211	379,000	2,510	896
Orlando, FL	200	423,000	2,580	528
Jacksonville, FL	172	373,000	2,340	448
Nashville, TN	135	476,000	2,760	—
Denver, CO	128	526,000	3,080	351
Seattle, WA	121	485,000	3,150	544
Columbus, OH	121	380,000	2,650	627
Charlotte, NC	114	364,000	2,460	249
Charleston, SC	80	388,000	2,470	1,095
Boise, ID	62	430,000	2,410	287
Salt Lake City, UT	61	490,000	2,920	246
Raleigh, NC	—	—	—	66
Total/Average	2,322	$410,000	$2,560	7,402
Lots optioned				354
Total lots owned and optioned				7,756

Estimated Delivery Timing

	Dec 31, 2024 Lots for Future Delivery	2025 Net Additions/(Reductions) (3)	2025 Deliveries	Full Year Estimated 2026 Deliveries (1)	Deliveries Thereafter (1)
Wholly-owned development pipeline (2)	9,458	(491)	1,879	1,300 - 1,500	5,688
Joint venture development pipeline (2)(4)	765	346	443	400 - 600	168
Total development pipeline	10,223	(145)	2,322	1,700 - 2,100	5,856
(1)Reflects the Company’s latest development program results and estimates as of February 19, 2026.
(2)Reflects land pipeline and delivery timeline for projects that are intended either for the Company’s wholly-owned or joint venture portfolios.
(3)Represents the net of lots acquired and optioned and lots transferred to held for sale or disposed during the period.
(4)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	23

AMH
Lease Expirations

	MTM	1Q26	2Q26	3Q26	4Q26	Thereafter
Lease expirations	1,580	16,057	16,041	11,020	6,177	6,424

Share Repurchase History
(Amounts in thousands, except share and per share data)

	Share Repurchases
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share
2023	—	$—	$—
2024	—	—	—
1Q25	—	—	—
2Q25	—	—	—
3Q25	—	—	—
4Q25	4,721,205	150,000	31.77
Total	4,721,205	150,000	$31.77
	Remaining authorization: (1)	$115,067
(1)In January 2026, the Company fully utilized the remaining authorization for the repurchase of Class A common shares under its 2018 share repurchase program and repurchased 3.7 million of its outstanding Class A common shares at a weighted-average price of $31.49 per share and a total price of $115.1 million. In February 2026, the Company’s board of trustees authorized a new share repurchase program to repurchase up to $500.0 million of outstanding Class A common shares and up to $250.0 million of outstanding preferred shares from time to time in the open market or in privately negotiated transactions. All repurchased shares are constructively retired and returned to an authorized and unissued status.

ATM Share History
(Amounts in thousands, except share and per share data)

	ATM Shares Sold Directly			ATM Shares Sold Forward
Period	Common Shares Sold Directly	Gross Proceeds	Avg. Issuance Price Per Share	Common Shares Sold Forward	Future Gross Proceeds	Avg. Price Per Share	Period Settled	Total ATM Gross Proceeds
2023	2,799,683	$101,958	$36.42	—	$—	$—		$101,958
2024	932,746	33,756	36.19	2,987,024	110,616	37.03	4Q24	144,372
1Q25	—	—	—	—	—	—		—
2Q25	—	—	—	—	—	—		—
3Q25	—	—	—	—	—	—		—
4Q25	—	—	—	—	—	—		—
								246,330
						Remaining authorization:		$753,670

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	24

AMH
2026 Guidance
Set forth below are the Company’s current expectations with respect to full year 2026 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2026 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated real estate joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2026 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.

Guidance Summary

Full Year 2026
Core FFO attributable to common share and unit holders		$1.89 - $1.95
Core FFO attributable to common share and unit holders growth		1.1% - 4.3%

Same-Home
Core revenues growth		1.25% - 3.25%
Core property operating expenses growth		1.75% - 3.75%
Core NOI growth		1.00% - 3.00%

Full Year 2026
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,300 - 1,500	$500 - $600 million
JV development deliveries (1)	400 - 600	$150 - $250 million
Total gross capital investment (1)	1,700 - 2,100	$650 - $850 million
(1)JV deliveries and capital investment reflected at 100%.
Full Year 2026 Guidance Commentary
Operating Outlook:
•Same-Home core revenues growth reflects (1) Average Occupied Days Percentage in the high 95% area (approximately 25 basis points lower than 2025), (2) Average Monthly Realized Rent growth in the 2.5% area, and (3) fees and bad debt expense similar to 2025 levels as a percentage of revenue for the full year.
•Same-Home core property operating expenses growth reflects (1) expectation for 2026 property tax growth between 2.0% and 4.0% and (2) 1.5% to 3.5% growth in all other core property operating expenses, excluding property taxes.
Capital Plan:
•Outlook contemplates strategic continuity and growth from the Company’s internal AMH Development Program with prudently sized capital investment given the current capital markets environment. The Company expects to fund its 2026 wholly-owned development deliveries primarily using $400 - $600 million of recycled capital from dispositions.
•2026 outlook contemplates $115 million of share repurchases already executed in January 2026.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	25

AMH
2026 Guidance (continued)
Reconciliation of Core FFO attributable to common share and unit holders from 2025 to 2026 Guidance Midpoint

Per FFO Share and Unit
2025 Core FFO attributable to common share and unit holders	$1.87

Same-Home Core NOI	0.05
Non-Same-Home Core NOI (1)	0.07
Disposition program	(0.05)
Financing costs (2)	(0.04)
Share repurchases (3)	0.03
General and administrative expense and amortization of IT software assets (4)	(0.01)
2026 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.92
2026 Core FFO attributable to common share and unit holders growth - Guidance Midpoint	2.7%
(1)Core FFO growth from Non-Same-Home Core NOI includes (i) contribution from existing properties not included in the Company’s 2026 Same-Home portfolio, including 2025 wholly-owned property additions, and (ii) contribution from 2026 wholly-owned property additions.
(2)Financing costs are primarily related to funding the Company’s investment programs, including common share repurchases, and impact from 2025 securitization refinancings.
(3)Reflects impact of common share repurchases in the fourth quarter of 2025 and January 2026.
(4)General and administrative expense and amortization of IT software assets reflects (i) inflationary increases and (ii) investments from prior years into IT systems supporting our industry-leading property management platform.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	26

AMH
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for Total Single-Family Properties Wholly Owned in Core Net Operating Income – Total Portfolio.

Average Total Investment Cost
Reflects on a per property basis, depending on the property addition channel, (i) Estimated Total Investment Cost of traditional channel acquisitions, (ii) purchase price, including closing costs, or total internal development costs of newly constructed homes, or (iii) total purchase price, including historic pro rata investment cost of properties acquired through bulk or joint venture portfolio acquisitions.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI
Core NOI, which we also present separately for our Same-Home portfolio, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (2) gain or loss on early extinguishment of debt, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.

27

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Core NOI and Same-Home Core NOI should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

Refer to Select Non-GAAP Reconciliations – Core Net Operating Income for reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics.
Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.
Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Total Debt	$5,160,000	$4,910,000	$5,227,529	$4,989,015	$5,075,391
Less: cash and cash equivalents	(108,516)	(45,631)	(323,258)	(69,698)	(199,413)
Less: restricted cash related to securitizations	—	(3,114)	(13,188)	(19,122)	(26,588)
Net debt	$5,051,484	$4,861,255	$4,891,083	$4,900,195	$4,849,390
Preferred shares at liquidation value	230,000	230,000	230,000	230,000	230,000
Net debt and preferred shares	$5,281,484	$5,091,255	$5,121,083	$5,130,195	$5,079,390

Adjusted EBITDAre - TTM	$1,010,155	$1,001,181	$982,928	$963,598	$942,299

Net Debt and Preferred Shares to Adjusted EBITDAre	5.2 x	5.1 x	5.2 x	5.3 x	5.4 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Dec 31, 2025
Interest expense per income statement	$185,198
Less: amortization of discounts, loan costs and cash flow hedges	(10,039)
Add: capitalized interest	55,208
Cash interest	230,367
Dividends on preferred shares	13,944
Fixed charges	$244,311

Adjusted EBITDAre - TTM	$1,010,155

Fixed Charge Coverage	4.1 x

28

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated real estate joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations and adjustments for investments in proptech venture capital funds related to the pro rata equity pickup of realized and unrealized gains and losses from their portfolio investments, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

29

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three months and the years ended December 31, 2025 and 2024 (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2025	2024	2025	2024
Net income	$144,254	$143,873	$513,392	$468,142
Interest expense	45,270	44,485	185,198	165,351
Depreciation and amortization	125,818	123,990	504,341	477,010
EBITDA	$315,342	$312,348	$1,202,931	$1,110,503

Gain on sale and impairment of single-family properties and other, net	(69,916)	(80,266)	(231,460)	(225,756)
Adjustments for unconsolidated real estate joint ventures	1,717	813	6,940	4,722
EBITDAre	$247,143	$232,895	$978,411	$889,469

Noncash share-based compensation - general and administrative	3,307	2,618	16,078	20,617
Noncash share-based compensation - property management	843	987	4,090	4,814
Acquisition, other transaction costs and other	2,487	3,326	11,180	12,192
Hurricane-related charges, net	—	4,980	—	8,884
Loss on early extinguishment of debt	—	—	396	6,323
Adjusted EBITDAre	$253,780	$244,806	$1,010,155	$942,299

Recurring Capital Expenditures	(14,862)	(17,666)	(72,605)	(76,281)
Leasing costs	(521)	(1,134)	(3,623)	(3,966)
Fully Adjusted EBITDAre	$238,397	$226,006	$933,927	$862,052

Rents and other single-family property revenues	$454,991	$436,593	$1,850,234	$1,728,697
Less: tenant charge-backs	(52,063)	(49,108)	(241,224)	(221,431)
Adjustments for unconsolidated joint ventures - income	4,898	3,844	15,737	14,419
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$407,826	$391,329	$1,624,747	$1,521,685

Adjusted EBITDAre Margin	62.2%	62.6%	62.2%	61.9%

Fully Adjusted EBITDAre Margin	58.5%	57.8%	57.5%	56.7%

30

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve-month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Net income	$513,392	$513,011	$483,850	$468,760	$468,142
Interest expense	185,198	184,413	179,825	172,200	165,351
Depreciation and amortization	504,341	502,513	495,548	486,212	477,010
EBITDA	$1,202,931	$1,199,937	$1,159,223	$1,127,172	$1,110,503

Gain on sale and impairment of single-family properties and other, net	(231,460)	(241,810)	(226,887)	(218,871)	(225,756)
Adjustments for unconsolidated real estate joint ventures	6,940	6,036	5,234	4,609	4,722
EBITDAre	$978,411	$964,163	$937,570	$912,910	$889,469

Noncash share-based compensation - general and administrative	16,078	15,389	15,073	18,645	20,617
Noncash share-based compensation - property management	4,090	4,234	4,413	4,616	4,814
Acquisition, other transaction costs and other	11,180	12,019	11,466	12,958	12,192
Hurricane-related charges, net	—	4,980	8,884	8,884	8,884
Loss on early extinguishment of debt	396	396	5,522	5,585	6,323
Adjusted EBITDAre	$1,010,155	$1,001,181	$982,928	$963,598	$942,299
Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated real estate joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations and adjustments for investments in proptech venture capital funds related to the pro rata equity pickup of realized and unrealized gains and losses from their portfolio investments, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

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AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

The following are reconciliations of property management expenses and general administrative expense, as determined in accordance with GAAP, to property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, and general and administrative expense, excluding noncash share-based compensation expense, as included in Core FFO attributable to common share and unit holders (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2025	2024	2025	2024
Property management expenses	$32,831	$33,564	$134,808	$129,321
Less: tenant charge-backs	(2,359)	(2,055)	(9,394)	(7,892)
Less: noncash share-based compensation - property management	(843)	(987)	(4,090)	(4,814)
Property management expenses, net	$29,629	$30,522	$121,324	$116,615

General and administrative expense	$22,824	$20,765	$83,006	$83,590
Less: noncash share-based compensation - general and administrative	(3,307)	(2,618)	(16,078)	(20,617)
General and administrative expense, net	$19,517	$18,147	$66,928	$62,973

32

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income per common share–diluted to FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders and Adjusted FFO attributable to common share and unit holders on a per share and unit basis for the three months and the years ended December 31, 2025 and 2024:

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2025	2024	2025	2024
Net income per common share–diluted	$0.33	$0.33	$1.18	$1.08
Adjustments:
Conversion from GAAP share count	(0.04)	(0.04)	(0.14)	(0.13)
Noncontrolling interests in the Operating Partnership	0.04	0.04	0.14	0.13
Gain on sale and impairment of single-family properties and other, net	(0.17)	(0.18)	(0.55)	(0.53)
Adjustments for unconsolidated real estate joint ventures	—	—	0.01	0.01
Depreciation and amortization	0.31	0.30	1.20	1.14
Less: depreciation and amortization of non-real estate assets	(0.01)	(0.02)	(0.05)	(0.05)
FFO attributable to common share and unit holders	$0.46	$0.43	$1.79	$1.65
Adjustments:
Acquisition, other transaction costs and other	—	0.01	0.03	0.03
Noncash share-based compensation - general and administrative	0.01	—	0.04	0.04
Noncash share-based compensation - property management	—	—	0.01	0.01
Hurricane-related charges, net	—	0.01	—	0.02
Loss on early extinguishment of debt	—	—	—	0.02
Core FFO attributable to common share and unit holders	$0.47	$0.45	$1.87	$1.77
Recurring Capital Expenditures	(0.03)	(0.04)	(0.17)	(0.18)
Leasing costs	—	—	(0.01)	(0.01)
Adjusted FFO attributable to common share and unit holders	$0.44	$0.41	$1.69	$1.58

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

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AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Dec 31, 2025
Adjusted FFO attributable to common share and unit holders	$183,880
Common distributions	(126,209)
Retained Cash Flow	$57,671

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has experienced a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

34

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018 for the 2028 Unsecured Senior Notes, the Second Supplemental Indenture dated as of January 23, 2019 for the 2029 Unsecured Senior Notes, the Third Supplemental Indenture dated as of July 8, 2021 for the 2031 Unsecured Senior Notes, the Fourth Supplemental Indenture dated as of July 8, 2021 for the 2051 Unsecured Senior Notes, the Fifth Supplemental Indenture dated as of April 7, 2022 for the 2032 Unsecured Senior Notes, the Sixth Supplemental Indenture dated as of April 7, 2022 for the 2052 Unsecured Senior Notes, the Seventh Supplemental Indenture dated as of January 30, 2024 for the 2034 Unsecured Senior Notes I, the Eighth Supplemental Indenture dated as of June 26, 2024 for the 2034 Unsecured Senior Notes II, the Ninth Supplemental Indenture dated as of December 9, 2024 for the 2035 Unsecured Senior Notes, and the Tenth Supplemental Indenture dated as of May 13, 2025 for the 2030 Unsecured Senior Notes, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of July 16, 2024, as amended by Amendment No. 1 to Credit Agreement dated as of May 6, 2025, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company’s subsequent filings with the SEC.

35

Executive Management

Bryan Smith	Sara Vogt-Lowell
Chief Executive Officer	Chief Administrative Officer, Chief Legal Officer and Secretary

Chris Lau
Chief Financial Officer and Senior Executive Vice President

AMH Diversified Portfolio

Corporate Information	Investor Relations
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